Exhibit 99.1

	7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003
www.Belden.com
News Release
Belden Earnings Up 60% on Strong Revenue Growth in Second Quarter 2011
Board authorizes $150 million share repurchase program
St. Louis, Missouri — July 28, 2011 — Belden Inc. (NYSE: BDC), a global leader in signal transmission solutions for mission critical applications, today reported fiscal second quarter 2011 results for the period ended July 3, 2011.
Second Quarter Highlights
•	Increased income from continuing operations per diluted share to $0.72, up 60% over $0.45 per diluted share in the second quarter 2010;

•	Grew revenue 31% year-over-year to $536.3 million and 17%, excluding acquisitions and currency effects;

•	Generated $38.8 million in free cash flow, increasing cash and cash equivalents to $329.3 million at quarter-end;

•	Improved operating income percentage to 10.9% from 9.6% in the year-ago period; and

•	Raised full-year guidance for fiscal 2011 to revenues of $2.01 - $2.03 billion and income from continuing operations per diluted share of $2.30 - $2.40, up from prior guidance of $1.96 - $2.00 billion and $2.15 - $2.30, respectively.
Second Quarter Results
Revenue for the quarter totaled $536.3 million, up $125.7 million or 31% compared to $410.6 million in the second quarter 2010. Income from continuing operations per diluted share for the quarter totaled $0.72, compared to $0.45 per diluted share in the second quarter 2010. Results for the current quarter include four acquisitions completed during the fourth quarter 2010 and the first quarter 2011.
John Stroup, President and CEO of Belden Inc. remarked, “As expected, we experienced strong earnings growth and operating margin expansion due principally to the benefits of healthy organic growth. Additionally, I am extremely pleased with the progress made in smoothly integrating our recent acquisitions.”
Share Repurchase Authorization
The Company also today announced that its board of directors approved a new share repurchase program that enables the Company to purchase up to $150 million of its common stock through open market purchases, negotiated transactions, or other means, in accordance with applicable securities laws and other restrictions.
Mr. Stroup added, “The $150 million share repurchase program approved by the Board reflects their confidence in the Company’s business and in management’s continuing ability to execute our strategic plan successfully. Our existing cash balance, projected free cash flow generation, and the additional liquidity available through the $400 million revolving credit facility, allows us the flexibility to execute this program in tandem with our ongoing strategic acquisition initiatives.”

Belden Earnings Up 60% on Strong Revenue Growth in Second Quarter 2011 — Page 2 of 3
Outlook
“Our first half results were achieved through solid execution and a robust recovery across our industrial end markets. Our guidance assumes no meaningful change in the global economy over the remainder of this year, but adjusts for the usual third quarter seasonality in our business,” said Mr. Stroup.
The Company expects third quarter 2011 revenues to be $505 — $510 million and income from continuing operations per diluted share of $0.56 — $0.59. For the full year ending December 31, 2011, the Company expects revenues to be $2.01 — $2.03 billion and income from continuing operations per diluted share of $2.30 — $2.40.
Earnings Conference Call
Management will host a conference call today at 10:30 a.m. Eastern to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 866-304-1238; the dial-in number for participants outside the U.S. is 913-312-6650. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.
Use of Non-GAAP Financial Information
Non-GAAP measures reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.
Forward Looking Statements
Statements in this release other than historical facts are “forward looking statements” made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. Forward looking statements include any statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures. These forward looking statements are based on forecasts and projections about the markets and industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company’s actual results may differ materially from these expectations. There can be no assurance that the recent improvements in the global economy will continue. Turbulence in financial markets may increase our borrowing costs. Additional factors that may cause actual results to differ from the Company’s expectations include: the Company’s reliance on key distributors in marketing products; the Company’s ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company’s global manufacturing facilities; the competitiveness of the global cable, connectivity and networking industries; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company’s reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, electronic components, and other materials; energy costs; the Company’s ability to achieve acquisition performance expectations and to integrate acquired businesses successfully; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; security risks and the potential for business interruption from operating in volatile countries; disruptions or failures of our (or our suppliers or customers) systems or operations in the event of a major earthquake, weather event, cyber-attack, terrorist attack, or other catastrophic event that could cause delays in completing sales, providing services, or performing other mission-critical functions; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise.

Belden Earnings Up 60% on Strong Revenue Growth in Second Quarter 2011 — Page 3 of 3
About Belden
St. Louis-based Belden Inc. designs, manufactures, and markets cable, connectivity, and networking products in markets including industrial automation, enterprise, transportation, infrastructure, and consumer electronics. It has approximately 6,900 employees, and provides value for industrial automation, enterprise, education, healthcare, entertainment and broadcast, sound and security, transportation, infrastructure, consumer electronics and other industries. Belden has manufacturing capabilities in North America, South America, Europe, and Asia, and a market presence in nearly every region of the world. Belden was founded in 1902, and today is a leader with some of the strongest brands in the signal transmission industry. For more information, visit www.belden.com.
Contact:

Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
		(In thousands, except per share data)
Revenues	$536,251	$410,563	$997,879	$794,987
Cost of sales	(379,637)	(293,259)	(710,810)	(567,273)

Gross profit	156,614	117,304	287,069	227,714
Selling, general and administrative expenses	(84,380)	(68,407)	(159,316)	(137,142)
Research and development	(14,530)	(9,911)	(28,159)	(20,219)
Amortization of intangibles	(3,347)	(2,587)	(7,026)	(5,300)
Income from equity method investment	3,855	3,211	7,717	5,852

Operating income	58,212	39,610	100,285	70,905
Interest expense	(12,748)	(14,186)	(24,556)	(27,132)
Interest income	156	136	315	318
Other income	—	1,465	—	1,465

Income from continuing operations before taxes	45,620	27,025	76,044	45,556
Income tax expense	(10,739)	(5,440)	(19,145)	(9,641)

Income from continuing operations	34,881	21,585	56,899	35,915
Loss from discontinued operations, net of tax	(156)	(1,913)	(284)	(4,496)

Net income	$34,725	$19,672	$56,615	$31,419

Weighted average number of common shares and equivalents:
Basic	47,401	46,779	47,304	46,737
Diluted	48,414	47,788	48,372	47,647

Basic income (loss) per share:

Continuing operations	$0.73	$0.46	$1.20	$0.77
Discontinued operations	—	(0.04)	(0.01)	(0.10)

Net income	$0.73	$0.42	$1.19	$0.67

Diluted income (loss) per share:
Continuing operations	$0.72	$0.45	$1.18	$0.75
Discontinued operations	—	(0.04)	(0.01)	(0.09)

Net income	$0.72	$0.41	$1.17	$0.66

Dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

			Total
Three Months Ended July 3, 2011	Americas	EMEA	Asia Pacific	Segments	Eliminations	Total
			(In thousands)
External customer revenues	$325,732	$115,498	$95,021	$536,251	$—	$536,251
Affiliate revenues	11,475	27,482	398	39,355	(39,355)	—

Total revenues	$337,207	$142,980	$95,419	$575,606	$(39,355)	$536,251
Operating income	$40,379	$23,469	$9,228	$73,076	$(14,864)	$58,212

Three Months Ended July 4, 2010
External customer revenues	$236,923	$92,193	$81,447	$410,563	$—	$410,563
Affiliate revenues	12,133	17,880	62	30,075	(30,075)	—

Total revenues	$249,056	$110,073	$81,509	$440,638	$(30,075)	$410,563
Operating income	$27,053	$15,241	$7,833	$50,127	$(10,517)	$39,610

Six Months Ended July 3, 2011
External customer revenues	$602,730	$219,188	$175,961	$997,879	$—	$997,879
Affiliate revenues	23,543	50,148	499	74,190	(74,190)	—

Total revenues	$626,273	$269,336	$176,460	$1,072,069	$(74,190)	$997,879
Operating income	$71,951	$40,567	$15,601	$128,119	$(27,834)	$100,285

Six Months Ended July 4, 2010
External customer revenues	$454,852	$182,743	$157,392	$794,987	$—	$794,987
Affiliate revenues	24,870	32,623	62	57,555	(57,555)	—

Total revenues	$479,722	$215,366	$157,454	$852,542	$(57,555)	$794,987
Operating income	$50,841	$26,302	$13,543	$90,686	$(19,781)	$70,905

BELDEN INC.
SUPPLEMENTAL PRODUCT GROUP INFORMATION
(Unaudited)

Three Months Ended July 3, 2011	Americas	EMEA	Asia Pacific	Total
		(In thousands)
Cable products	$254,826	$46,628	$77,043	$378,497
Networking products	27,863	40,080	13,591	81,534
Connectivity products	43,043	28,790	4,387	76,220

Total revenues	$325,732	$115,498	$95,021	$536,251

Three Months Ended July 4, 2010
Cable products	$205,648	$37,967	$68,831	$312,446
Networking products	15,139	29,950	8,873	53,962
Connectivity products	16,136	24,276	3,743	44,155

Total revenues	$236,923	$92,193	$81,447	$410,563

Six Months Ended July 3, 2011
Cable products	$465,932	$89,839	$141,854	$697,625
Networking products	54,477	72,673	25,639	152,789
Connectivity products	82,321	56,676	8,468	147,465

Total revenues	$602,730	$219,188	$175,961	$997,879

Six Months Ended July 4, 2010
Cable products	$392,399	$77,846	$133,512	$603,757
Networking products	28,448	58,324	16,448	103,220
Connectivity products	34,005	46,573	7,432	88,010

Total revenues	$454,852	$182,743	$157,392	$794,987

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 3, 2011
	(Unaudited)	December 31, 2010
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$329,312	$358,653
Receivables, net	363,373	298,266
Inventories, net	201,930	175,659
Deferred income taxes	9,097	9,473
Other current assets	18,575	18,804

Total current assets	922,287	860,855

Property, plant and equipment, less accumulated depreciation	291,793	278,866
Goodwill	353,849	322,556
Intangible assets, less accumulated amortization	161,257	143,820
Deferred income taxes	22,567	27,565
Other long-lived assets	72,473	62,822

	$1,824,226	$1,696,484

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$239,138	$212,084
Accrued liabilities	144,814	145,840

Total current liabilities	383,952	357,924

Long-term debt	550,984	551,155
Postretirement benefits	119,485	112,426
Other long-term liabilities	39,338	36,464
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	596,684	595,519
Retained earnings	223,382	171,568
Accumulated other comprehensive income (loss)	21,439	(8,919)
Treasury stock	(111,541)	(120,156)

Total stockholders’ equity	730,467	638,515

	$1,824,226	$1,696,484

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Six Months Ended
	July 3, 2011	July 4, 2010
	(In thousands)
Cash flows from operating activities:
Net income	$56,615	$31,419
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,111	28,676
Share-based compensation	5,716	6,588
Pension funding less than (greater than) pension expense	1,820	(2,700)
Provision for inventory obsolescence	1,160	1,752
Non-cash loss related to derivatives and hedging instruments	—	2,749
Tax deficiency (benefit) related to share-based compensation	(1,796)	210
Income from equity method investment	(7,717)	(5,852)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(50,623)	(61,382)
Inventories	(18,616)	(11,326)
Accounts payable	19,282	27,182
Accrued liabilities	(14,535)	(10,708)
Accrued taxes	13,040	(5,267)
Other assets	1,310	11,638
Other liabilities	383	(7,466)

Net cash provided by operating activities	31,150	5,513

Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(52,418)	—
Capital expenditures	(14,883)	(12,705)
Proceeds from disposal of tangible assets	1,222	2,332
Cash provided by other investing activities	—	163

Net cash used for investing activities	(66,079)	(10,210)

Cash flows from financing activities:
Payments under borrowing arrangements	—	(46,268)
Cash dividends paid	(4,718)	(4,712)
Debt issuance costs	(3,296)	—
Tax benefit (deficiency) related to share-based compensation	1,796	(210)
Proceeds from exercise of stock options	4,554	634

Net cash used for financing activities	(1,664)	(50,556)

Effect of foreign currency exchange rate changes on cash and cash equivalents	7,252	(8,011)

Decrease in cash and cash equivalents	(29,341)	(63,264)
Cash and cash equivalents, beginning of period	358,653	308,879

Cash and cash equivalents, end of period	$329,312	$245,615

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures, net of proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
		(In thousands)
GAAP net cash provided by operating activities	$46,777	$18,720	$31,150	$5,513
Capital expenditures, net of proceeds from the disposal of tangible assets	(7,999)	(5,195)	(13,661)	(10,373)

Non-GAAP free cash flow	$38,778	$13,525	$17,489	$(4,860)